As filed with the Securities and Exchange Commission on ________________, 2000

                                                 REGISTRATION STATEMENT NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                                 BRADLEES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            MASSACHUSETTS                                04-3156108
      (STATE OF INCORPORATION)              (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               ONE BRADLEES CIRCLE
                         BRAINTREE, MASSACHUSETTS 02184
                                 (781) 380-3000

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

               BRADLEES, INC. 2000 STOCK OPTION AND INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)
                      ------------------------------------


                                  PETER THORNER
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              AND DAVID L. SCHMITT
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                 BRADLEES, INC.

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                      ------------------------------------


                                  With copy to:
                             RAYMOND C. ZEMLIN, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                      ------------------------------------


                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================

Title of Securities Being       Amounts to be        Proposed Maximum             Proposed Maximum          Amount of
       Registered               Registered (1)   Offering Price Per Share (2)  Aggregate Offering Price  Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01   1,250,000 shares      $    4.03                    $   5,037,500          $    1,331.00
          per share

=========================================================================================================================

(1) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock, par value $.01 per share, of Bradlees, Inc. (the "Common Stock") as may be required pursuant to the Bradlees, Inc. 2000 Stock Option and Incentive Plan (the "Option Plan") in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Option Plan or other similar event. This Registration Statement also relates to the Rights to purchase shares of Series A Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, November 26, 1999, pursuant to the terms of the Registrant's Shareholder Rights Agreement dated November 23, 1999. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such stock.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 for shares of Common Stock for which options have not yet been granted and the price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale price for a share of Common Stock, as reported on the Nasdaq National Market System as of a date within 5 business days prior to filing this Registration Statement.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. PLAN INFORMATION.*


Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


         * Information required by Part I to be contained in the Section 10(a) Prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Bradlees, Inc. (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission (the "Commission"):

     (a) the Registrant's Annual Report on Form 10-K for the year ended January 29, 2000, as filed with the Commission on April 27, 2000 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) all other reports filed with the Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since April 27, 2000; and

     (c) (i) The description of the Company's Rights to purchase shares of the Company's Series A Junior Participating Cumulative Preferred Stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 30, 1999 and (ii) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, dated January 26, 1999, as filed with the Commission on January 27, 1999 pursuant to Section 12(g) of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Amended and Restated Articles of Organization provide that a Director shall not have personal liability to the Company or its stockholders for monetary damages arising out of the Director's breach of fiduciary duty as a Director of the Company to the maximum extent permitted by Massachusetts law. Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts General Laws provides that the articles of organization of a corporation may state a provision eliminating or limiting the personal liability of a Director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided, however, that such provision shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law dealing with liability for unauthorized distributions and loans to insiders, respectively, or (iv) for any transaction from which the Director derived an improper personal benefit.

         The Company's Amended and Restated By-Laws further provide that the Company shall, to the fullest extent authorized by Chapter 156B of the Massachusetts General Laws, indemnify each person who is, or was or has agreed to become, a Director or officer of the Company or who is or was a Director or employee of the Company and is serving, or shall have served, at the request of the Company, as Director or officer of another organization or in any capacity with respect to any employee benefit plan of the Company, against all liabilities and expenses (including reasonable attorneys' fees), judgments and fines incurred by him or on his behalf in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, whether civil or criminal, or any appeal therefrom in which they may be involved by reason of being or having been such a Director or officer or as a result of service with respect to any such employee benefit plan. Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation or, to the extent such matter is related to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         The effect of these provisions would be to permit indemnification by the Company for, among other liabilities, liabilities arising out of the Securities Act of 1933, as amended (the "Securities Act").

         Section 67 of the Massachusetts Business Corporation Law also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We have procured a directors' and officers' liability and company reimbursement liability insurance policy that (i) insures directors and officers of the Company against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (ii) insures the Company against losses (above a deductible amount) arising from any such claims, but only if the Company is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Company's Amended and Restated Articles of Organization or Amended and Restated By-Laws.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

Item 8. EXHIBITS.

        The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

EXHIBIT

   *3.1    Amended and Restated Certificate of Incorporation of Registrant.

  **3.2    Amended and Restated By-laws of Registrant.

  **4.1    Shareholder Rights Agreement, dated as of November 23, 1999.

    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

***10.1    Bradlees, Inc. 2000 Stock Option and Incentive Plan.

   23.1    Consent of Counsel (included in Exhibit 5.1 hereto).

   23.2    Consent of Arthur Andersen LLP.

   24.1 Powers of Attorney (included in the signature page of this Registration Statement).

     * Incorporated by reference to the relevant exhibit to the Registrant's Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 (SEC File No. 333-66953) filed with the Securities and Exchange Commission on February 16, 1999.

     ** Incorporated by reference to the relevant exhibit to the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on November 30, 1999.

     *** Incorporated by reference to exhibit 10.20 to the Registrant's Form 10-K, filed with the Securities and Exchange Commission on April 27, 2000.

Item 9. UNDERTAKINGS.

    (a)    The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                       (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
           Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Braintree, the Commonwealth of Massachusetts, on this 8th day of June, 2000.

                                      BRADLEES, INC.


                                      By: /s/ Peter Thorner
                                         ----------------------------------
                                          Peter Thorner
                                          Chairman of the Board
                                          and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Peter Thorner and David L. Schmitt such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



      SIGNATURE                            TITLE                           DATE

/s/ Peter Thorner              Chief Executive Officer             June 8, 2000
---------------------------
   Peter Thorner               (Principal Executive
                               Officer) and Chairman of
                               the Board

/s/ Cornelius F. Moses, III    Senior Vice President and           June 8, 2000
---------------------------
 Cornelius F. Moses, III       Chief Financial Officer
                               (Principal Financial
                               Officer and Principal
                               Accounting Officer)

/s/ Robert G. Lynn             Director, President and Chief       June 8, 2000
---------------------------
     Robert G. Lynn            Operating Officer

/s/ Robert A. Altschuler       Director                            June 8, 2000
---------------------------
  Robert A. Altschuler

/s/ W. Edward Clingman, Jr.    Director                            June 8, 2000
----------------------------
 W. Edward Clingman, Jr.

/s/ John A. Curry              Director                            June 8, 2000
----------------------------
     John A. Curry

/s/ John M. Friedman, Jr.      Director                            June 8, 2000
----------------------------
  John M. Friedman, Jr.

/s/ William H. Roth            Director                            June 8, 2000
----------------------------
    William H. Roth

/s/ Willis G. Ryckman          Director                            June 8, 2000
----------------------------
   Willis G. Ryckman

/s/ Laurie M. Shahon           Director                            June 8, 2000
----------------------------
    Laurie M. Shahon

                                  EXHIBIT INDEX


EXHIBIT

   *3.1    Amended and Restated Certificate of Incorporation of Registrant.

  **3.2    Amended and Restated By-laws of Registrant.

  **4.1    Shareholder Rights Agreement, dated as of November 23, 1999.

    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

***10.1    Bradlees, Inc. 2000 Stock Option and Incentive Plan.

   23.1    Consent of Counsel (included in Exhibit 5.1 hereto).

   23.2    Consent of Arthur Andersen LLP.

   24.1 Powers of Attorney (included in the signature page of this Registration Statement).

     * Incorporated by reference to the relevant exhibit to the Registrant's Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 (SEC File No. 333-66953) filed with the Securities and Exchange Commission on February 16, 1999.

     ** Incorporated by reference to the relevant exhibit to the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on November 30, 1999.

     *** Incorporated by reference to exhibit 10.20 to the Registrant's Form 10-K, filed with the Securities and Exchange Commission on April 27, 2000.